UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2021

ACUTUS MEDICAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39430	45-1306615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Faraday Ave., Suite 100, Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 232-6080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AFIB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers; Departure of Certain Officers

On February 3, 2021, the Board of Directors of Acutus Medical, Inc. (the “Company”) approved the appointment of David Roman to serve as the Company’s Senior Vice President and Chief Financial Officer, effective upon the start date of his employment which is expected to be on or before March 1, 2021 and designated Mr. Roman as the Company’s principal financial officer and principal accounting officer for purposes of the rules and regulations of the Securities and Exchange Commission.

Mr. Roman, age 39, most recently served as Vice President, Strategy and FP&A for Baxter International, Inc., from September 2019 to February 2021. Mr. Roman joined Baxter in October 2016 as its Vice President, Strategy, Hospital Products.  From March 2017 to September 2019, Mr. Roman served as Baxter’s Vice President, Strategy, Global Business and expanded his responsibilities to lead FP&A in 2019. Previously, Mr. Roman was with Goldman, Sachs & Co., Inc. from May 2009 to October 2016, most recently as a managing director, Global Investment Research Division. He covered the medical products industry during his time at Goldman Sachs. Roman began his professional career with Morgan, Stanley & Co., Inc. in 2004 and moved through roles of increasing responsibility within Morgan Stanley’s equity research division.  Mr. Roman earned a Bachelor of Arts, in French with an Honors Thesis in European Union Expansion & Monetary Policy from the University of Pennsylvania.

In connection with Mr. Roman’s hire, the Company also entered into an employment agreement with Mr. Roman, dated as of February 4, 2021 (the “CFO Employment Agreement”). Pursuant to the CFO Employment Agreement, when he commences employment, Mr. Roman will be entitled to a base salary of $380,000 and eligible for an annual incentive cash bonus with a target payout of 50% of base salary under the Company’s Short-Term Cash Incentive Program. Mr. Roman will also receive a cash hiring bonus of $100,000 payable within 30 days following his employment start date, subject to repayment on a pro-rated basis if, during the 12 months following his start date, his employment is terminated for “cause” or he resigns without “good reason” (each as defined in the CFO Employment Agreement). Mr. Roman will also receive a moving allowance to support his relocation to the San Diego area.

The CFO Employment Agreement also provides that Mr. Roman will be granted equity awards on or as soon as practicable after his employment start date, as described below. The amounts of the grants to be made to Mr. Roman were determined in part to make Mr. Roman whole for unvested equity awards that he will forfeit upon his departure from his former employer.

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Mr. Roman will be granted options to purchase Company shares having a grant date fair value of $700,000. One-quarter of the options will vest on the one-year anniversary of the grant date, with the remaining options vesting monthly over the subsequent additional three-year period (such that all options will be vested on the fourth anniversary of the grant date).

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Mr. Roman will also be granted restricted stock units (“RSUs”) with a number of Company shares subject to the grant having a grant date fair value of $500,000. The RSUs will vest annually over a four-year period.

Under the CFO Employment Agreement, if Mr. Roman’s employment is terminated other than during a period that is within 90 days prior to or 12 months following the effective date of a change in control of the Company (a “change in control period”) by the Company without cause or by him for good reason, then he will be entitled to severance as follows: (i) 9 months of continued salary payments and (ii) 9 months of Company-paid continued health benefits (or if earlier until he is covered by other similar health benefit plans). Alternatively, if Mr. Roman’s employment is terminated during a change in control period by the Company without cause or by him for good reason, then he will be entitled to (i) 12 months of continued salary payments, a lump sum payment equal to 100% of his target bonus, (iii) acceleration of his unvested equity awards that are subject only to time vesting and (iv) 12 months of Company-paid continued health benefits (or if earlier until he is covered by other similar health benefit plans).

The Company will also enter into its standard form of indemnification agreement with Mr. Roman, the form of which is filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 15, 2020 (File No. 333-239873) (the “Registration Statement”).

There are no family relationships between Mr. Roman and any director or executive officer of the Company, and Mr. Roman has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the CFO Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the CFO Employment Agreement, a copy of which will be filed concurrently with the Company’s next quarterly report on Form 10-Q.

Gary W. Doherty, the Company’s current Chief Financial Officer, will remain with the Company and, effective March 1, 2021, transition to Senior Vice President, Finance.

Appointment of Certain Directors

On February 3, 2021, the Board of Directors of the Company voted to increase the size of the Board from seven members to eight members and appointed Daniella Cramp as a director to fill the resulting vacancy, effective February 3, 2021.  Ms. Cramp will serve as a Class III director whose term will expire at the Company’s 2023 Annual Meeting of Stockholders, which is the next stockholder meeting at which Class III directors will be elected, and until Ms. Cramp’s successor shall have been duly elected and qualified, or until Ms. Cramp’s earlier death, resignation, disqualification or removal. There is no arrangement or understanding between Ms. Cramp or any other person pursuant to which she was selected as a director, and Ms. Cramp has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Act.

The Board determined that Ms. Cramp qualifies as an independent director pursuant to the Securities Act and the listing standards of the Nasdaq Stock Market.

Ms. Cramp will receive compensation for her service as a member of the Board in accordance with the Company’s Non-Employee Director Compensation Policy, as described in the Registration Statement. Ms. Cramp has also entered into the Company’s standard form of indemnification agreement, the form of which is filed as Exhibit 10.12 to the Registration Statement.

Item 7.01.Regulation FD Disclosure.

On February 9, 2021, the Company issued a press release announcing its CFO transition and the appointment of Ms. Cramp to the Board. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference to this Item 7.01.

A copy of the press release is being furnished pursuant to Item 7.01 of Form 8-K and the information included therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated February 9, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acutus Medical, Inc.
Date: February 9, 2021	/s/ Vince Burgess
Vince Burgess President and Chief Executive Officer